                              AMRESCO, INC.
                    EXHIBIT 12.1 - COMPUTATION OF RATIOS

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                 NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                            -----------------------------       ------------------
                                             1992(1)     1993     1994(2)       1994(2)      1995
                                            --------   -------   --------       -------    -------
FIXED CHARGES:
  Interest expense                           $    19   $   754   $  1,768       $ 1,696    $ 2,771
                                             -------   -------   --------       -------    -------
                                             -------   -------   --------       -------    -------

EARNINGS:
  Net income                                  22,233    24,218    18,748         18,680     14,855
  Add:
    Discounted operations                      1,063     2,088     2,185            976     (2,425)
    Income tax expense                        10,730    17,371    14,753         13,874      7,541
    Fixed charges                                 19       754     1,768          1,696      2,771
                                             -------   -------   --------       -------    -------
      Total earnings                         $34,045   $44,431   $37,454        $35,226    $22,742
                                             -------   -------   --------       -------    -------
                                             -------   -------   --------       -------    -------

RATIO OF EARNINGS TO FIXED CHARGES       See note (3)     58.9x     21.2x          20.8x       8.2x
                                                       -------   --------       -------    -------
                                                       -------   --------       -------    -------

COMPUTATION OF INTEREST COVERAGE RATIO:

EBITDA(4):
  Income from continuing operations          $23,296   $26,306   $20,933        $19,656    $12,430
  Income tax expense                          10,730    17,371    14,753         13,874      7,541
  Interest expense                                19       754     1,768          1,696      2,771
  Depreciation and amortization expense        6,249     1,237     5,723          2,099      2,694
                                             -------   -------   -------        -------    -------
    EBITDA                                   $40,294   $45,668   $43,177        $37,325    $25,436
                                             -------   -------   --------       -------    -------
                                             -------   -------   --------       -------    -------
INTEREST EXPENSE                             $    19   $   754   $  1,768       $ 1,696    $ 2,771
                                             -------   -------   --------       -------    -------
                                             -------   -------   --------       -------    -------
INTEREST COVERAGE RATIO                 See note (3)      60.6x      24.4x         22.0x       9.2x
                                                       -------   --------       -------    -------
                                                       -------   --------       -------    -------
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(1) Includes the Company's operations for the two months ended December 31,
    1992, and the combined operations of its predecessor entities for the ten months ended October 31, 1992.

(2) Summary Income Statement and Other Data for the fiscal year ended
    December 31, 1994, and the nine months ended September 30, 1994, reflect data for Holliday Fenoglio effective August 1, 1994, the effective date of its acquisition by the Company.

(3) The Company had nominal interest expense in 1992 and it was not meaningful, therefore, to calculate these ratios for the year ended
    December 31, 1992.

(4) The Company has included information concerning EBITDA because EBITDA is one measure of an issuer's historical ability to service its debt. EBITDA should not be considered as an alternative to, or more meaningful than, net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.